UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2010

MICROVISION, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21221	91-1600822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6222 185th Avenue NE

Redmond, Washington 98052

(Address of principal executive offices) (Zip Code)

(425) 936-6847

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of Microvision, Inc. (the “Company”) was held on June 17, 2010. The stockholders elected all of the Company’s nominees for director, approved an amendment to the 2006 Microvision, Inc. Incentive Plan and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered accounting firm for the fiscal year 2011. The proposals below are described in detail in the Company’s definitive proxy statement dated May 7, 2010.

The results are as follows:

Proposal I. Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Richard A. Cowell	21,717,655	819,798	50,398,110
Slade Gorton	21,790,601	746,852	50,398,110
Jeanette Horan	21,833,799	703,654	50,398,110
Perry Mulligan	21,923,715	613,738	50,398,110
Alexander Tokman	21,307,872	1,229,581	50,398,110
Brian Turner	21,822,219	715,234	50,398,110

Proposal II. Amendment to the 2006 Microvision, Inc. Incentive Plan:

For	17,565,433
Against	4,837,060
Abstain	134,960
Broker Non-Votes	50,398,110

Proposal III. Ratification of Appointment of PricewaterhouseCoopers LLP:

For	71,475,271
Against	682,159
Abstain	778,133

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROVISION, INC.

/S/ THOMAS M. WALKER
Thomas M. Walker
Vice President, General Counsel & Secretary

Dated: July 21, 2010